EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT dated as of February 2, 1998 (this "Agreement"), by and between DANSKIN, INC., a Delaware corporation ("Danskin" or the "Company"), and CATHERINE VOLKER ("Executive").

                                   RECITALS

      WHEREAS, the Company desires to employ Executive as Chief Executive Officer of the Company and Executive desires to accept such employment.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

      1.    Employment.

            1.1 Subject to the terms and conditions of this Agreement, the Company agrees to employ Executive during the Term (as herein defined). As of March 2, 1998, Executive shall be employed as Chief Executive Officer of the Company and as such shall report to the Board of Directors of the Company. As Chief Executive Officer of the Company, Executive shall perform such duties and responsibilities as are customarily performed by the chief executive officer of a company the size and nature of the Company, and such other managerial duties and responsibilities with the Company which are appropriate for her position at the Company as, from time to time, may be assigned to her by the Board of Directors of the Company. During the period of the Term which is prior to March 2, 1998, Executive shall report to the Chairman of the Board of Directors and perform such duties as may be assigned to her by the Chairman of the Board of Directors.

            1.2 Subject to the terms and conditions of this Agreement, Executive hereby accepts employment hereunder and with respect to the period of the Term which commences on March 2, 1998, accepts employment as Chief Executive Officer of the Company and agrees to devote her full working time and efforts to the performance of services, duties and responsibilities in connection therewith (other than during periods of illness, disability or vacation). Nothing in this Agreement shall preclude Executive, so long as, such activities are not prohibited under Section 9.2 hereof and, in the reasonable determination of the Board of Directors of the Company (the "Board"), such activities do not materially interfere with her duties and responsibilities hereunder, from engaging in charitable and community affairs, from managing any passive investment made by her in real estate or other property (provided that no such investment may exceed 2% of the equity securities of any entity, without the prior approval of the Board), or from serving, subject to the prior approval of the Board, as a member of boards of directors or as a trustee of any other company, association or entity.

            1.3 From the time Executive commences her duties as Chief Executive Officer of the Company, the Company shall cause Executive to be nominated for election to the Board of Directors of the Company.


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      2.    Term of Employment. The term of this Agreement shall commence on the date hereof and continue through February 28, 2003 (the "Term"); subject to earlier termination in accordance with the terms and conditions contained in
Section 7 hereof. The Term shall be extended automatically for successive one year periods unless terminated by written notice not less than (thirty) 30, days prior to the end of the Term or any successive one year extension by either of the parties hereto.

      3. Place of Employment. During the Term, Executive shall perform her services at the principal place of business of the Company which is presently located in New York City. Executive shall be furnished with office facilities and services suitable to her position and suitable for the performance of her duties. The Company hereby covenants and agrees that during the Term, it will not, without Executive's consent, move the location of the Company's principal place of business to a location which is more than 50 miles from New York City. Executive acknowledges and agrees that in connection with her employment, however, she may be required to travel on behalf of the Company.

      4.    Compensation.

            4.1 Salary. With respect to the period of the Term which commences on March 2, 1998, the Company shall pay Executive a base salary ("Base Salary") at the rate of Three Hundred Seventy Five Thousand Dollars ($375,000) per annum (pro rated for the balance of fiscal 1998 ending December 31, 1998, and for any partial year during the Term). The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company for its executive officers but in no event less frequently than semi-monthly. During the period of the Term which is prior to March 2, 1998, the Company shall pay the Executive $200 per week, payable in accordance with the ordinary payroll practices of the Company but in no event less frequently than semi-monthly. As used in this Agreement, the term "Base Salary" shall include Executive's base salary as it may be adjusted from time to time.

            4.2 Signing Bonus. The Company shall pay Executive a signing bonus of One Hundred Fifty Thousand Dollars ($150,000) upon the execution and delivery of this Agreement.

            4.3 Performance Bonus. Executive shall be entitled to receive an annual performance bonus (each, a "Performance Bonus") of up to 100% of Base Salary for the most recently completed fiscal year in which such bonus is earned. The amount of any such Performance Bonus shall be determined by the Board of Directors, in its sole discretion, based on such quantitative and qualitative initiatives as identified by the Board upon consultation with Executive and upon approval of the budget for the respective fiscal year. Any such Performance Bonus shall be paid to Executive within 120 days of the end of the fiscal year to which it relates. Notwithstanding the foregoing, the Performance Bonus for 1998 shall be based upon such criteria as agreed upon between the Company and Executive and shall be no less than $187,500.


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            4.4   Stock Award, Signing Bonus. As an inducement to Executive to enter into this Agreement, the Company shall issue to Executive 750,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock") upon the execution and delivery of this Agreement.

      5.    Employee Benefits.

            5.1 Employee Benefit Programs, Plans and Practices. The Company shall provide Executive, during the Term, with coverage under all employee benefit programs, plans and practices which the Company makes available from time to time to its senior executives, with at least the same opportunity to participate as the other senior executives of the Company including, without limitation, retirement, pension, profit sharing, medical, dental, hospitalization, life insurance, short and long term disability, accidental death and dismemberment and travel accident coverage.

            5.2   Vacation and Fringe Benefits.

                  (a) Executive shall be entitled to three (3) weeks paid vacation in each year (pro rated as necessary for partial calendar years during the Term). Executive may take her allotted vacation days at such times as are mutually convenient for the Company and Executive, consistent with the Company's vacation policy in effect from time to time with respect to its executive officers.

                  (b) The Company shall provide the Executive with a non-accountable automobile allowance of One Thousand Dollars ($1,000.00) per month which includes all costs associated with use of an automobile, including lease or loan payments, fuel, maintenance and insurance.

                  (c) Executive shall be entitled to the perquisites and fringe benefits normally made available to other senior executives of the Company, commensurate with her position with the Company.

            5.3 Expenses. Executive is authorized to incur reasonable expenses in carrying out her duties and responsibilities under this Agreement, (in accordance with the policies and procedures established from time to time by the Company for its senior executive officers) including, without limitation, entertainment and travel expenses (and the cost of living while away from home on business or at the request of, and in the service of the Company) and similar items related to such duties and responsibilities. The Company will promptly reimburse Executive in full for all such out-of-pocket expenses upon presentation by Executive from time to time of a proper account of such expenditures in accordance with the policies and procedures established by the Board and applicable to executive officers of the Company.


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


            5.4 Relocation Expenses. The Company will reimburse Executive for (or pay directly) all expenses of moving Executive's possessions from Winston-Salem, North Carolina to Executive's new residence in the New York metropolitan area. In addition, the Company will reimburse Executive for (or pay directly) the following costs and expenses relating to her relocation to the New York metropolitan area, up to an aggregate maximum of $100,000 (the "Relocation Cap"):

                  (a) Lease or rental payments incurred by Executive for temporary housing of Executive in the New York metropolitan area during the first six months of the Term, subject to the reasonable approval of the Chairman of the Board;

                  (b) plane fare between New York and Winston, Salem, North Carolina, for Executive and her husband until Executive has sold her residence in Winston-Salem, North Carolina;

                  (c) the difference between net proceeds (if less than $575,000) received by Executive (i.e., gross proceeds less brokers' commissions) on the sale of her existing residence in Winston-Salem, North Carolina and $575,000;

                  (d) points on a mortgage for Executive's new residence in the New York metropolitan area;

                  (e) reasonable attorney's fees on the sale of Executive's existing home and the purchase of her new home in the New York metropolitan area;

                  (f) title insurance on Executive's new home in the New York metropolitan area; and

                  (g) reasonable inspection fees on Executive's new home in the New York metropolitan area.

            5.5 Indemnification. Executive shall be entitled, at all times (including after the termination of this Agreement for any reason), to the benefit of the maximum indemnification and advancement of expenses available from time to time under the Company's Articles of Incorporation and By-laws, and, if not set forth therein, to the maximum extent available under the laws of the Company's state of incorporation.

      6. Key-Person Insurance Executive agrees that, the Company may at any time and from time to time, and for the Company's own benefit, apply for and take out term life, health, accident, and/or other insurance covering Executive ("Key-Person Insurance") in an amount to be determined in the sole discretion of the Board in consultation with Executive. The Company shall own all rights in any such Key-Person Insurance policies and proceeds thereof and Executive shall not have any right, title or interest therein; except that if Executive is no longer employed by the Company (other than as a result of her death or Disability (as herein defined)) then the Company shall terminate such Key-Person Insurance policies or, at the option of Executive, arrange for such Key-Person Insurance


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


policies to be assigned to Executive; provided, however, that said policies permit such assignment and Executive is solely responsible for the payment of any premiums after such assignment. Executive agrees to assist the Company at the Company's expense in obtaining any such Key-Person Insurance by, among other things, submitting to the customary examinations and correctly preparing, signing and delivering such applications and other documents as may be required by insurers.

      7.    Termination of Employment.

            7.1 Good Reason. Executive shall be entitled to terminate her employment for "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (without Executive's express prior written consent as a shareholder, director or otherwise) (i) failure by the Company to pay any compensation when due hereunder, (ii) any significant reduction by the Company of Executive's authorities, powers, functions, duties or responsibilities in managing the Company's business or the assignment of duties to Executive by the Board of Directors of the Company inconsistent with Executive's position (except in connection with termination of Executive's employment for Cause, as a result of Disability, as a result of Executive's death or by Executive other than for Good Reason), (iii) a reduction by the Company in Executive's Base Salary or any other compensation due hereunder, (iv) any material breach by the Company of any other material provision of this Agreement, or (v) the relocation of the Company's principal place of business to a location more than 50 miles from New York City. If Executive desires to terminate her employment with the Company, she shall first give written notice of the facts and circumstances providing Good Reason to the Company, and shall allow the Company no less than twenty (20) days to remedy, cure or rectify the situation giving rise to Good Reason.

            7.2 Disability. If Executive shall fail during the Term, because of illness, physical or mental disability or other incapacity, for a period of 90 days in any 365 consecutive days, to render the services provided for by this Agreement or be adjudged an incompetent ("Disability"); provided that the date on which the Disability will be deemed to occur shall be such 90th day or the date on which Executive is adjudged an incompetent, as the case may be, the Company may terminate Executive's employment on not less than two (2) weeks written notice thereof, setting forth the facts and circumstances claimed to provide a basis for termination of Executive's employment under this Section 7.2.

            7.3 Death. Executive's employment hereunder will terminate automatically if she should die.

            7.4 Termination for Cause. The Company shall have the right to terminate the employment of Executive with or without Cause (as hereinafter defined). The term "Cause," as used herein, shall mean (i) Executive's willful refusal and failure (other than during periods of illness, disability) to perform her duties hereunder or under any lawful directive of the Board of Directors of the Company (consistent with the terms of this Agreement), (ii) Executive's willful misconduct or gross neglect in the performance of her duties hereunder, (iii) the willful material breach of this Agreement by Executive,
(iv) the indictment, conviction, plea of guilty or nolo contendere of


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Executive in respect of any felony, other than motor vehicle offenses or for any misdemeanor constituting theft or embezzlement from the Company or, (v) other fraudulent action against the Company. For purposes of this Section 7.4, no act, or failure to act, on Executive's part, will be considered "willful" unless done or omitted to be done by her not in good faith or without a reasonable belief that her action or omission was in furtherance of the Company's business. Termination by the Company for Cause may be effected by written notice of the Company to Executive; provided, however, that if the Company determines to terminate the Executive's employment pursuant to clause (i) or (iii) hereof, the Company shall give the Executive written notice of the facts and circumstances providing Cause and shall allow Executive no less than twenty (20) days in the case of a proposed termination pursuant to clause (i) or (iii) above to remedy, cure or rectify the situation giving rise to Cause.

            7.5 Termination upon a Change of Control. Executive shall be entitled to terminate her employment at any time within six (6) months following a "Change of Control" if such Change of Control has resulted in a significant reduction or modification by the Company of the Executive's authorities, powers, functions, duties or responsibilities or the assignment of duties to Executive by the Board of Directors of the Company inconsistent with Executive's position (except in connection with termination of Executive's employment for Cause, as a result of Disability, or as a result of Executive's death). For purposes of this Agreement, a "Change of Control" shall mean that (i) any "person" (as such term is defined within the meaning of Rule 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act")), other than any person who as of the date hereof beneficially owns (as defined in Rule 13(d)(3) of the 1934 Act) directly or indirectly 5% or more of the Company's outstanding Common Stock or as of the date hereof is on, or has designated a member of, the Board of Directors of the Company or has directly or indirectly made an investment in Danskin Investors, LLC of at least $2,000,000, becomes a beneficial owner directly or indirectly of securities of the Company representing in excess of fifty percent (50%) of the Company's then outstanding securities having the right to vote for the election of directors, or (ii) the Company shall have consummated the sale of all or substantially all of the assets of the Company.

      8.    Compensation Upon Termination.

            8.1 Constructive Termination; Termination by Company Without Cause; Termination by Executive upon a Change of Control.

                  (a)   If Executive terminates her employment pursuant to (i)
Section 7.1 or 7.5, or (ii) if Executive's employment is terminated by the Company without Cause, or (iii) if the Company, pursuant to Section 2 hereof, delivers written notice of its determination not to extend the Term of this Agreement for any successive one year period and the Company does not elect to waive Executive's compliance with Section 9.2 hereof, Executive shall be entitled to receive Executive's Base Salary paid consistent with the Company's payroll practices for one (1) year; and, in the case of termination described in clauses (i) and (ii) above, Executive shall be entitled to receive a Performance Bonus for the year of termination (to the extent the qualitative and quantitative benchmarks are achieved for the year of termination), pro-rated for a partial fiscal year and payable


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


at the time provided in Section 4.3. Executive also shall be entitled to receive, during the period she is being paid Base Salary under this Agreement, the benefits provided under Section 5.1; except to the extent that such continued participation is not permitted under the plan, program or practice or would cause the plan, program or practice to cease to be qualified under any applicable law or regulation. Notwithstanding the foregoing, nothing herein shall cause the Company to maintain Executive's status as an employee of the Company after termination.

                  (b) In addition to the payments provided in Section 8.1(a) above, upon termination by Executive of her employment under Section 7.1, Executive shall be entitled to receive a Performance Bonus payment equal to one-half of the Performance Bonus paid to Executive in respect of the fiscal year prior to termination; such Performance Bonus to be paid within 120 days of the end of the fiscal year of termination. If Executive terminates her employment pursuant to Section 7.5, then Executive shall be paid a Performance Bonus equal to the Performance Bonus paid to Executive in respect of the fiscal year prior to termination; such Performance Bonus to be paid within 120 days of the end of the fiscal year of termination. If the Company terminates Executive's employment without Cause, then (subject to the further provisions of this Section 8.1(b)) Executive shall be paid a Performance Bonus equal to the Performance Bonus for the fiscal year prior to termination; such Performance Bonus to be paid within 120 days of the end of the fiscal year of termination; and provided, however, Executive shall not be paid any Performance Bonus following such termination of employment without Cause if the Executive Committee of the Board certifies to Executive that the termination of Executive's employment was related to her performance. The determination of the Executive Committee of the Board shall be final and binding on Executive and may not be challenged (including, without limitation, under Section 20). Nothwithstanding foregoing, if the Executive Committee has determined to terminate Executive other than for Cause on account of her performance, then Executive shall be granted an opportunity to appear before the Executive Committee for the sole purpose of attempting to convince the Executive Committee to reverse its reason for terminating Executive so that Executive would be entitled to be paid a Performance Bonus under this Section 8.1(b); and not to challenge the termination itself.

            8.2 Termination by Executive other than for Good Reason; Termination by Company for Cause. If Executive's employment is terminated by the Company for Cause or by Executive other than pursuant to Section 7.1 or 7.5, Executive only shall be entitled to receive Executive's Base Salary and benefits as set forth in Section 5 to which Executive is entitled up to and including the effective date of Executive's termination of employment hereunder. After such termination of employment, the obligations of the Company under this Agreement to make any further payments or to provide any benefits specified herein, to Executive shall thereupon cease and terminate.

            8.3 No Substitution. Nothing contained in Section 8.1 shall be construed to represent a substitution for compensation already paid to or earned by Executive. In addition, Executive shall be entitled to receive all amounts in respect of the period prior to the date of termination otherwise payable herein (without double counting), including such payments provided for in Sections 4 and 5.


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      9.    Nondisclosure of Confidential Information; Non-Competition.

            9.1 Executive shall not during the Term and thereafter, without the prior written consent of the Company, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any Confidential Information (as herein defined) pertaining to the business of the Company, except (i) while employed by the Company, in the business of and for the benefit of the Company or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, or by any administrative body or legislative body (including a committee thereof) with purported or apparent jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning the Company's financial data, strategic business plans, product development (or other proprietary product data), customer information, discoveries, practices, processes, methods, marketing plans and other material non-public, proprietary and confidential information of the Company, that, in any case, is not otherwise generally available to the public. In the event Executive's employment is terminated hereunder, she shall immediately return to the Company all Confidential Information in her possession other than information which Executive is entitled to receive in her capacity as a shareholder of the Company. "Confidential Information" shall not include information which becomes available to Executive on a non-confidential basis from a source other than the Company or was available to Executive on a non-confidential basis prior to its disclosure to Executive by the Company.

            9.2 During the period of her employment with the Company (other than on behalf of the Company) and for twelve (12) months after the date of termination of her employment with the Company, Executive agrees that, without the prior written consent of the Company: (i) she will not, directly or indirectly, either as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee, or in any other capacity (and whether or not for compensation) carry on, be engaged in or employed by or be a consultant to or have any financial interest in, any business which is in competition with the business of the Company (as defined in Section 9.3) and
(ii) she shall not, on her own behalf or on behalf of any person or entity, directly or indirectly, solicit or offer employment to any employee who has been employed by the Company at any time during twelve (12) months immediately preceding such solicitation. In the event the Company, pursuant to Section 2 hereof, delivers written notice of its determination not to extend the Term of the Agreement for any successive one year period, the Company shall have the right, exercisable by written notice to Executive, to waive compliance by Executive with this Section 9.2.

            9.3 For purposes of this Section 9, a person or entity which is "in competition with the business of the Company" shall mean an entity engaged, in any country in which the Company sells or to which the Company's products are sold by a distributor or licensee of the Company, or in which the products of the Company are designed or manufactured, in the business of designing, manufacturing and marketing women's activewear apparel, dancewear and such classifications or categories of womens ready-to-wear apparel as are marketed or planned to be marketed during the Term by the Company as well as designing, manufacturing and marketing legwear and hosiery in the same distribution channels in which, or the same class of trade to which, Pennaco markets or plans


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


to market legwear and/or hosiery at any time during the Term of Executive's employment. Nothing in this Section 9 shall be construed so as to preclude Executive from (i) investing in any publicly held company provided Executive's beneficial ownership of any class of such company's securities does not exceed 2% of the outstanding securities of such class, (ii) owning memberships, or other similar rights or interests therein, of any United States or foreign securities, commodities, options or similar exchange, board of trade, contract market or terminal association (collectively "Exchanges") and exercising the rights and privileges attendant to such ownership for her own personal account or for the account of any spouse, child, parent or sibling or any trust created for the benefit of Executive or any of the foregoing or for the account of any entity wholly owned by Executive or any of the foregoing relatives or trusts or
(iii) trading or dealing on any Exchanges for Executive's own personal account or for the account of any relative or any trust created for the benefit of any relative of Executive.

            9.4 Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint shall be held to be excessively broad as to duration, geographic scope, activity or subject, such provisions shall be construed by limiting and reducing them in order that such provisions be enforceable to the maximum extent compatible with applicable law. Executive agrees, solely for purposes of any attempt by the Company to obtain an injunction for breach of any covenant contained in this
Section 9, that such breach would irreparably injure the Company. Accordingly, Executive agrees that the Company, in addition to pursuing any other remedies it may have in law or in equity, may obtain an injunction against Executive from any court having jurisdiction over the matter, restraining any further violation of this Section 9 without the necessity of posting a bond or security.

      10. Mitigation of Damages. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment (which may include self-employment) or otherwise, and, after her termination of employment hereunder, any payments made by the Company hereunder shall not be reduced by any amount Executive receives from any other such employment.

      11. Certain Provisions Applicable to Stock Award. The issuance of shares of Common Stock to the Executive pursuant to Section 4.4 hereof will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Such shares of Common Stock may not be transferred or sold other than pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act. Executive hereby represents and warrants that she is an "accredited investor" within the meaning of Rule 501 promulgated under Regulation D of the Securities Act and is acquiring such shares of Common Stock for her own account investment purposes only and not with a view to resale or distribution thereof except in compliance with the Securities Act.

      12. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand,


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electronic transmission (with a copy following by hand or by overnight courier), by registered or certified mail, postage prepaid, return receipt requested or by overnight courier addressed to the other party. All notices shall be addressed as follows, or to such other address or addresses as may be substituted by notice in writing:

            To the Company:

                  Danskin, Inc.
                  111 West 40th Street
                  New York, New York 10018
                  Attention:  Chairman of the Board
                  Fax No.:  (212) 764-7265

            with a copy to the Company's attorneys as directed

            To Executive:

                  Catherine Volker
                  8570 Brook Meadow Court
                  Lewisville, North Carolina 27023

            with a copy to:

                  Richard Menson, Esq.
                  Gardner, Carton & Douglas
                  321 N. Clarke
                  Suite 3200
                  Chicago, Illinois  60610
                  Fax No.: (312) 644-3381

Communications delivered by hand or by overnight courier shall be deemed received on the date of delivery; communications sent by electronic means shall be deemed received one (1) business day after the sending thereof, and communications sent by registered or certified mail shall be deemed received three (3) business days after the sending thereof.


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


      13. Severability; Legal Fees. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. Each party shall bear the costs of any legal fees and other fees and expenses which may be incurred in respect of enforcing its respective rights under this Agreement.

      14.   Assignment.

            (a) This contract shall be binding upon and inure to the benefit of the heirs and representatives of Executive and the assigns and successors of the Company. Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Executive (except by will or by operation of the laws of intestate succession) or by the Company, except that the Company may assign this Agreement to any successor (whether by merger, acquisition of stock, purchase or otherwise) to all or substantially all of the assets or business of the Company, if such successor expressly agrees in writing to assume the obligations of the Company hereunder.

      15. Amendment; Waiver. This Agreement may only be amended by written agreement signed by the parties hereto. A waiver by the Company or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

      16. Beneficiaries; References. Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of her incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to her beneficiary, estate or other legal representative. Any reference to the masculine gender in this Agreement shall include, where appropriate, the feminine.

      17. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 16 are in addition to the survivorship provisions of any other section of this Agreement.

      18. Governing Law. This Agreement shall be construed, interpreted and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

      19. Entire Agreement. This Agreement and the Stock Option Plan and Agreement dated as of February 2, 1998, by and between the Company and the Executive contain the entire understanding among Executive and the Company and supersede in all respects any prior or other agreement or understanding between the Company and Executive as to the matters set forth herein and therein. Except for the obligations specifically set forth herein and


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


therein, the Company does not owe any obligations to Executive and Executive does not owe any obligations to the Company with respect to the matters set forth herein.

      20. Arbitration. Any dispute arising under, out of, in connection with, or in relation to this Agreement, or any claimed breach hereof, shall be determined and settled by arbitration in the City of New York under the auspices of and pursuant to the rules then obtaining of the American Arbitration Association; provided, however, that any such dispute shall be determined by a panel of three (3) arbitrators selected in accordance with this Section 20. Each of the Company and Executive shall select one member of the panel and such two members shall select the third member of the panel. Any award rendered upon any such arbitration shall be final and conclusive and a judgment thereon may be entered in any court of competent jurisdiction.

      21. Withholding. The Company shall withhold from any payments due to Executive hereunder, all taxes, FICA or other amounts required to be withheld pursuant to any applicable law.

      22. Headings. The section headings contained in this Agreement are for the convenience of reference only and shall not affect the construction of any provision of this Agreement.

      23. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date and year first above written.

                                    DANSKIN, INC.

                                    By:
                                        -----------------------------
                                        Name:
                                        Title:



                                    ---------------------------------
                                    Catherine Volker



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